UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 12, 2021

ZOMEDICA CORP.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (734) 369-2555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 8.01. Other Events.

        On January 12, 2021, the NYSE American LLC (“NYSE American”) notified Zomedica Corp. (the “Company”) that the Company had successfully regained compliance with the NYSE American’s continued listing standards related to price per share set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”).  As previously disclosed, on April 10, 2020 the Company received a letter from the NYSE American stating that it was not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the Company Guide as a result of the then-existing low trading price of the Company’s common shares. The NYSE American informed the Company that it is in compliance with the NYSE American’s continued listing standards set forth in Part 10 of the Company Guide and that the “.BC”  indicator would no longer be disseminated beginning at the opening of trading on January 13, 2021. In addition, the NYSE American advised the Company that the Company will be removed from the list of NYSE American noncompliant issuers on the NYSE American’s  website. A copy of the letter from NYSE American is attached hereto as Exhibit 99.1 and incorporated by reference herein.

        On January 18, 2021, the Company made available a letter from Robert Cohen, the Company’s Chief Executive Officer, to its shareholders (the “Shareholders Letter”) in which it, among other things:

  Disclosed that recent exercises of its outstanding warrants resulted in over $40 million of additional cash for the Company, bringing its cash and cash equivalents on hand in excess of $90 million, net of all capital and operating expenditures from the fourth quarter;
  Provided an update that the Company’s planned March 30th commercial launch of TRUFORMA™  remains on track; and

  Disclosed that 2021 bonuses for all bonus-eligible employees other than the Chief Executive Officer will be calculated annually instead of quarterly and will be based upon revenue and cash flow projection.

        A copy of the Shareholders Letter is attached hereto as Exhibit 99.2. A copy of the Shareholders Letter is also available on the Company’s website at www.zomedica.com.

        As of January 18, 2021, after giving effect to the warrant exercises disclosed in the Shareholders Letter, the Company had 829,540,049 Common Shares issued and outstanding.

Forward-Looking Statements

        The Shareholders Letter filed as part of this Current Report on Form 8-K contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable U.S. and Canadian securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty related to the global COVID-19 pandemic, uncertainty as to whether the Company’s strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of the Company’s products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; the Company’s ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of the Company’s products, the use of the Company’s product, intellectual property protection and the other risk factors disclosed in the Company’s filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. The Company undertakes no obligation to update any forward-looking information as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking information contained in this Current Report on Form 8-K, including forward-looking information included in the Shareholders Letter, is qualified in its entirety by this cautionary notice.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Letter from NYSE American, dated January 12, 2021.

99.2	Letter to shareholders, dated January 18, 2021.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: January 19, 2021	By:	/s/ Ann Marie Cotter
Name: Ann Marie Cotter
Title: Chief Financial Officer